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                                                                      EXHIBIT 32

      RULE 13a - 14(b) CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF
                                FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350, the undersigned officers of Tollgrade Communications, Inc. (the "Corporation") hereby certify that the Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (the "Report") fully complies with the requirements of Sections 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Dated:  March 15, 2004

/s/ CHRISTIAN L. ALLISON
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Name:  Christian L. Allison
Title: Chief Executive Officer

/s/ SAMUEL C. KNOCH
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Name:  Samuel C. Knoch
Title: Chief Financial Officer